MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated May 6, 1999
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                 Aggregate                Number of Shares of
                               Principal Amount           Common Stock Issuable
 Name of Selling Holder         of Notes Owned             Upon Conversion of
                               and That May be            Notes That May be Sold
                                   Sold

Forum Capital Markets LLC       $50,000                            1523